SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 1, 1999

                                   ENZON, INC.
             (Exact name of registrant as specified in its charter)


         Delaware                       0-12957                   22-2372868
(State or other jurisdiction          (Commission               (IRS EMPLOYER
     or incorporation)                File Number)              Identification)



20 Kingsbridge Road, Piscataway, New Jersey                            08854
(Address of principal executive offices)                             (Zip Code)


Registrant's telephone number, including area code                (732) 980-4500


--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.  Other Events

     Enzon, Inc. has filed an Investigational New Drug ("IND") application with the Food and Drug Administration ("FDA") for PEG-Camptothecin ("PROTHECAN(TM)"). PROTHECAN is a Pro Drug form of the topoisomerase 1 inhibitor camptothecin, a compound known to be a very efficacious oncolytic agent with significant delivery problems. Using Enzon's third generation PEG technology, scientists at Enzon have been able to overcome the solubility problems that have plagued previous versions of camptothecin. In animal testing, PEG-Camptothecin has shown a significant increase in efficacy in various human tumor models when compared to the water soluble camptothecin analogs currently on the market. Enzon will evaluate several cancer indications in the Phase I clinical trials of this compound. The clinical trials are expected to begin in the second half of 1999.

     Enzon's third generation PEG technology represents a new direction for the company. To date, Enzon's PEG technology has been used to create improved protein and peptide therapeutics. PROTHECAN is the first application of Enzon's PEG technology to the delivery of small organic and chemical molecules.

     Enzon's third generation technology can significantly increase the solubility of previously undeliverable compounds, allowing them to become viable therapeutics. Enzon believes that third generation PEG technology will improve a wide range of drugs on the market, as well as enhance those in development, including chemotherapy agents, antibiotics, anti-fungals and immunosuppressants.

     The third generation technology has particular promise for cancer chemotherapy agents. Enzon believes that covalent attachment of PEG has the potential to temporarily mask the active mechanisms of some chemotherapeutics, allowing the drug to circulate in the bloodstream longer and directing accumulation of the drug towards the tumor site. After accumulation in the tumor, the covalent bond is designed to break down, allowing the compound to resume its normal tumor killing activity and achieve targeted efficacy with possibly reduced systemic toxicity. Enzon has several compounds in preclinical development that utilize third generation Pro Drug/Transport technology, including a PEG-paclitaxel.

     Except for the historical information herein, the matters discussed in this Form 8-K include forward-looking statements that may involve a number of risks and uncertainties. Actual results may vary significantly based upon a number of factors which are described in Enzon's Form 10-K, Form 10-Qs and Form 8-Ks on file with the Securities and Exchange Commission, including without limitation uncertainties inherent in clinical trials of new pharmaceutical products, risks in obtaining and maintaining regulatory approval for such products and market acceptance of such products.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: April 5, 1999
                                       ENZON, INC.
                                       (Registrant)

                                       By: /s/ Kenneth J. Zuerblis
                                           -------------------------------------
                                         Kenneth J. Zuerblis
                                         Vice President, Finance
                                         and Chief Financial  Officer (Principal
                                         Financial Officer and Principal
                                         Accounting Officer)